Exhibit 99.1

macy's inc.

Contacts:

Media – Holly Thomas

   646/429-5250

   holly.thomas@macys.com

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS THIRD QUARTER EARNINGS, REAFFIRMS FULL-YEAR EPS GUIDANCE; RAISES FULL–YEAR SALES GUIDANCE

 CINCINNATI, Ohio, November 10, 2016 – Macy's, Inc. today reported diluted earnings per share of 5 cents in the third quarter of 2016 ended October 29, 2016. Excluding non-cash retirement plan settlement charges of $62 million, or 12 cents per diluted share (as described below), third quarter earnings per share were 17 cents. The company's earnings for the third quarter of 2016 compare with 36 cents per diluted share in the third quarter of 2015, or 56 cents per diluted share excluding asset impairment and other charges of $111 million, or 20 cents per diluted share, primarily related to store closings.

The company also reaffirmed its previous earnings-per-share guidance and raised its sales guidance for full-year 2016.

(Editor's Note: This morning, Macy's, Inc. also issued a separate news release announcing a strategic alliance with Brookfield Asset Management as part of its strategy to create increased value from its real estate portfolio.)

Macy's, Inc.'s diluted earnings per share for the first three quarters of 2016 were 46 cents ($1.11 per share excluding asset impairment and other charges primarily related to upcoming store closings and non-cash retirement plan settlement charges, as described below), compared with diluted earnings per share of $1.56 in the same period last year ($1.76 per diluted share excluding asset impairment and other charges of $111 million primarily related to store closings).

“The trends we saw in the third quarter give us confidence that we can deliver our expectations for the fourth quarter and our guidance for fiscal 2016. Our third quarter top line results were better than the first half of the year and our sales-driving initiatives continue to gain traction.  Additionally, the strengthening trend across the apparel businesses, coupled with new initiatives like tech watches from Apple, Michael Kors and others, are good indicators for an improved performance in the fourth quarter,” said Terry J. Lundgren, Macy's chairman and chief executive officer.

“Our customers tell us we are their holiday shopping destination, and we are excited about our gift assortments, marketing strategies and digital enhancements, all of which should set us up for a stronger finish to the year and position us well for an improved performance in 2017 and beyond.

“As we have said, a setback is a setup for a comeback and that is why we continue to look with confidence at the close of 2016 and our longer-term outlook. We are reallocating and prioritizing our spending to drive growth, improve the customer experience, increase our agility and deliver strong financial results. We also are making good progress on our strategies to create shareholder value through our real estate, while preserving our ability to operate as a top retailer with a healthy balance sheet.”

Sales

Sales in the third quarter of 2016 totaled $5.626 billion, a decrease of 4.2 percent, compared with sales of $5.874 billion in the same period last year. Comparable sales on an owned plus licensed basis were down by 2.7 percent in the third quarter. On an owned basis, third quarter comparable sales declined by 3.3 percent. The difference between the year-over-year change in total and comparable sales largely resulted from the closing of 41 underperforming Macy's stores at the end of fiscal 2015.

For the year to date, Macy's, Inc.'s sales totaled $17.263 billion, down 5.2 percent from total sales of $18.210 billion for the first three quarters of 2015. Comparable sales on an owned plus licensed basis were down by 3.5 percent year to date in 2016. On an owned basis, year to date comparable sales declined by 4.0 percent.

In the third quarter, the company opened a new Macy's store in Kapolei, HI, a Macy's Backstage store in San Antonio, TX, and seven Bluemercury freestanding specialty stores. Earlier this month, the company opened a Bloomingdale's Outlet in Orange County, CA.

Operating Income

Macy's, Inc.'s operating income totaled $107 million or 1.9 percent of sales for the quarter ended October 29, 2016. Excluding non-cash settlement charges related to the company's retirement plans of $62 million, operating income for the third quarter was $169 million or 3.0 percent of sales. This compares with operating income of $258 million or 4.4 percent of sales for the same period last year or $369 million or 6.3 percent of sales excluding asset impairment and other charges of $111 million.

For the first three quarters of 2016, Macy's, Inc.'s operating income totaled $500 million or 2.9 percent of sales. Excluding asset impairment and other charges of $249 million and non-cash settlement charges related to the company's retirement plans of $81 million, operating income for the first three quarters of 2016 was $830 million, or 4.8 percent of sales. This compares with operating income of $1.103 billion, or 6.1 percent of sales, for the first three quarters of 2015 or $1.214 billion or 6.7 percent of sales excluding asset impairment and other charges of $111 million.

Cash Flow

Net cash provided by operating activities was $308 million in the first three quarters of 2016, compared with $278 million in the first three quarters of last year. Net cash used by investing activities in the first three quarters of 2016 was $491 million, compared with $861 million a year ago. Investing activities in the first three quarters of 2015 included the acquisition of Bluemercury. Net cash used by financing activities in the first three quarters of 2016 was $469 million, compared with $1.189 billion in the first three quarters of 2015.

In the third quarter of 2016, the company resumed its stock buyback program and repurchased approximately 3 million shares of its common stock for a total of approximately $108 million.  In the first nine months, the company repurchased approximately 6 million shares of its common stock for approximately $238 million. At October 29, 2016, the company had remaining authorization to repurchase up to approximately $1.8 billion of its common stock.

Real Estate Update

Macy's, Inc. continues to make progress toward its goal of creating value from its real estate assets. The company announced today (see separate news release) that it has formed a strategic alliance with Brookfield Asset Management, to further explore value creation opportunities in its real estate portfolio.

Separately, Macy's has signed a contract to sell its 248,000 square-foot Union Square Men's building in San Francisco for $250 million, and will use part of the proceeds to consolidate the Men's store into its main Union Square store. Macy's will lease the Men's store property for two to three years as it completes the reconfiguration of the main store. The company expects the transaction to close in January 2017 and expects to recognize a gain of approximately $235 million in January 2018. The company continues to explore options for its downtown Minneapolis, State Street (Chicago) and Herald Square (New York City) stores.

The company has also signed a contract to sell its downtown Portland, OR store for $54 million. The transaction is expected to close in the fourth quarter of 2016, at which time a gain of approximately $36 million will be recognized. The downtown Portland store will continue operations through the holiday season and will be closed in spring 2017.

The company announced last week the sale of five locations to General Growth Properties. In addition, as a result of lease terminations or expirations, the company will be closing Macy's stores in Douglaston Mall, Douglaston, NY and Lancaster Mall, Salem, OR in early 2017.

Since the beginning of 2015, Macy's has announced or completed asset sales with anticipated proceeds exceeding $800 million and we expect continued progress going forward.

Looking Ahead

The company remains confident in its previously provided full-year earnings per share guidance and expects full-year sales to be better than its prior guidance.

Macy's, Inc. expects full-year 2016 comparable sales on an owned plus licensed basis to decrease in the range of 2.5 percent to 3.0 percent (compared with previous guidance of a decrease in the range of 3 percent to 4 percent), with comparable sales on an owned basis to be approximately 50 basis points lower. The company continues to expect diluted earnings per share (excluding asset impairment charges and retirement settlement charges) in fiscal 2016 to be in a range of $3.15 to $3.40.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2015 sales of $27.079 billion. The company operates about 880 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bloomingdale's Outlet, Macy's Backstage and Bluemercury, as well as the macys.com, bloomingdales.com and bluemercury.com websites. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (November 10) at 10 a.m. (ET). Macy's, Inc.'s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-215-6825, passcode 6176641. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. management will present at the Morgan Stanley Global Consumer & Retail Conference at 8 a.m. (ET) on Wednesday, November 16, 2016, in New York City. Media and investors may access the live webcast of the presentation at www.macysinc.com at that time. The webcasts will be available for replay.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

      October 29, 2016

      October 31, 2015

$	% to

Net sales

$	% to

Net sales

Net sales..................................................................	$ 5,626		$ 5,874

Cost of sales (Note 2)...............................................	3,386	60.2%	3,537	60.2%

Gross margin............................................................	2,240	39.8%	2,337	39.8%

Selling, general and administrative expenses...............	(2,071)	(36.8%)	(1,968)	(33.5%)

Impairments and other costs (Note 3)........................	-	-	(111)	(1.9%)

Settlement charges (Note 4).....................................	(62)	(1.1%)	-	-%

Operating income.....................................................	107	1.9%	258	4.4%

Interest expense – net..............................................	(81)		(80)

Income before income taxes.....................................	26		178

Federal, state and local income tax expense (Note 5)..	(11)		(61)

Net income..............................................................	15		117

Net loss attributable to non-controlling interest............	2		1

Net income attributable to Macy's, Inc. shareholders..	$ 17		$ 118

Basic earnings per share attributable to Macy's, Inc. shareholders...................................	$ .05		$ .36

Diluted earnings per share attributable to Macy's, Inc. shareholders...................................	$ .05		$ .36

Average common shares:
Basic.................................................................	308.4		325.3
Diluted...............................................................	310.6		329.7

End of period common shares outstanding..................	305.7		314.4

Depreciation and amortization expense.......................	$ 267		$ 271

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended October 29, 2016 and October 31, 2015 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended October 29, 2016 or October 31, 2015.

(3)  The Company recognized charges of $111 million on a pre-tax basis, or $68 million after tax or $.20 per diluted share attributable to Macy's, Inc., in the 13 weeks ended October 31, 2015 that primarily related to asset impairments associated with store closings.

(4)  Non-cash settlement charges of $62 million on a pre-tax basis, or $37 million after tax or $.12 per diluted share attributable to Macy's, Inc., were recognized in the 13 weeks ended October 29, 2016.  These charges relate to the pro-rata recognition of net actuarial losses associated with the Company’s defined benefit retirement plans and are the result of an increase in lump sum distributions associated with store closings, a voluntary separation program, organizational restructuring, and periodic distribution activity.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended

      October 29, 2016

      October 31, 2015

$	% to

Net sales

$	% to

Net sales

Net sales..................................................................	$ 17,263		$ 18,210

Cost of sales (Note 2)...............................................	10,370	60.1%	10,947	60.1%

Gross margin............................................................	6,893	39.9%	7,263	39.9%

Selling, general and administrative expenses...............	(6,063)	(35.1%)	(6,049)	(33.2%)

Impairments and other costs (Note 3)........................	(249)	(1.4%)	(111)	(0.6%)

Settlement charges (Note 4)......................................	(81)	(0.5%)	-	-%

Operating income.....................................................	500	2.9%	1,103	6.1%

Interest expense – net..............................................	(276)		(268)

Income before income taxes.....................................	224		835

Federal, state and local income tax expense (Note 5)..	(85)		(308)

Net income..............................................................	139		527

Net loss attributable to non-controlling interest............	5		1

Net income attributable to Macy's, Inc. shareholders..	$ 144		$ 528

Basic earnings per share attributable to Macy's, Inc. shareholders...................................	$ .46		$ 1.58

Diluted earnings per share attributable to Macy's, Inc. shareholders..................................	$ .46		$ 1.56

Average common shares:
Basic................................................................	309.5		333.9
Diluted..............................................................	311.8		339.0

End of period common shares outstanding.................	305.7		314.4

Depreciation and amortization expense......................	$ 787		$ 791

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 39 weeks ended October 29, 2016 and October 31, 2015 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 39 weeks ended October 29, 2016 or October 31, 2015.

(3)  The Company recognized charges of $249 million on a pre-tax basis, or $152 million after tax or $.49 per diluted share attributable to Macy's, Inc., in the 39 weeks ended October 29, 2016 that relate primarily to asset impairments associated with anticipated store closings.  Similar charges recognized in the 39 weeks ended October 31, 2015 were $111 million on a pre-tax basis, or $68 million after tax or $.20 per diluted share attributable to Macy's, Inc.

(4)  Non-cash settlement charges of $81 million on a pre-tax basis, or $50 million after tax or $.16 per diluted share attributable to Macy's, Inc., were recognized in the 39 weeks ended October 29, 2016.  These charges relate to the pro-rata recognition of net actuarial losses associated with the Company’s defined benefit retirement plans and are the result of an increase in lump sum distributions associated with store closings, a voluntary separation program, organizational restructuring, and periodic distribution activity.

(5)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	October 29,	January 30,	October 31,
	2016	2016	2015
ASSETS:
Current Assets:
Cash and cash equivalents.................................	$ 457	$ 1,109	$ 474
Receivables......................................................	262	558	200
Merchandise inventories....................................	7,587	5,506	7,971
Prepaid expenses and other current assets..........	454	479	426
Income tax receivable........................................	60	-	-
Total Current Assets......................................	8,820	7,652	9,071

Property and Equipment - net...............................	7,149	7,616	7,629
Goodwill..............................................................	3,897	3,897	3,897
Other Intangible Assets - net...............................	499	514	518
Other Assets.......................................................	909	897	768

Total Assets..................................................	$21,274	$20,576	$21,883

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt................................................	$ 938	$ 642	$ 857
Merchandise accounts payable..........................	3,375	1,526	3,608
Accounts payable and accrued liabilities............	2,930	3,333	2,687
Income taxes...................................................	-	227	102
Total Current Liabilities.................................	7,243	5,728	7,254

Long-Term Debt.................................................	6,563	6,995	7,076
Deferred Income Taxes......................................	1,548	1,477	1,453
Other Liabilities...................................................	2,129	2,123	2,125
Shareholders' Equity:
Macy's, Inc.....................................................	3,789	4,250	3,971
Non-controlling interest....................................	2	3	4
Total Shareholders' Equity............................	3,791	4,253	3,975

Total Liabilities and Shareholders' Equity.......	$21,274	$20,576	$21,883

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended

October 29, 2016

39 Weeks Ended

October 31, 2015

Cash flows from operating activities:
Net income..................................................................	$ 139	$ 527
Adjustments to reconcile net income to net cash provided by operating activities:
Impairments and other costs....................................	249	111
Settlement charges..................................................	81	-
Depreciation and amortization..................................	787	791
Stock-based compensation expense..........................	56	65
Amortization of financing costs and premium on acquired debt........................................................	(14)	(14)
Changes in assets and liabilities:
Decrease in receivables.......................................	237	226
Increase in merchandise inventories......................	(2,081)	(2,525)
Increase in prepaid expenses and other current assets.	(37)	(36)
Increase in other assets not separately identified....	(1)	(1)
Increase in merchandise accounts payable.............	1,665	1,773
Decrease in accounts payable, accrued liabilities and other items not separately identified............	(482)	(385)
Decrease in current income taxes..........................	(287)	(194)
Increase (decrease) in deferred income taxes.........	45	(21)
Decrease in other liabilities not separately identified	(49)	(39)
Net cash provided by operating activities.............	308	278

Cash flows from investing activities:
Purchase of property and equipment...............................	(451)	(591)
Capitalized software......................................................	(230)	(249)
Acquisition of Bluemercury, Inc., net of cash acquired.....	-	(212)
Disposition of property and equipment.............................	138	94
Other, net....................................................................	52	97
Net cash used by investing activities...................	(491)	(861)

Cash flows from financing activities:
Debt issued...................................................................	54	791
Financing costs.............................................................	(3)	-
Debt repaid..................................................................	(174)	(152)
Dividends paid..............................................................	(344)	(344)
Increase in outstanding checks......................................	193	136
Acquisition of treasury stock.........................................	(230)	(1,785)
Issuance of common stock............................................	31	160
Proceeds from non-controlling interest...........................	4	5
Net cash used by financing activities..................	(469)	(1,189)
Net decrease in cash and cash equivalents........................	(652)	(1,772)
Cash and cash equivalents at beginning of period...............	1,109	2,246

Cash and cash equivalents at end of period.......................	$ 457	$ 474

Note: Certain reclassifications were made to prior year's amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. Management believes that providing changes in comparable sales on an owned plus licensed basis, which includes the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated.  Management believes that excluding certain items that may vary substantially in frequency and magnitude from operating income and diluted earnings per share attributable to Macy's, Inc. shareholders provides useful supplemental measures that assist in evaluating the Company's ability to generate earnings and leverage sales and to more readily compare these metrics between past and future periods. The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, where the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the Company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy's, Inc. shareholders because the timing and amount of excluded items (e.g., asset impairment charges, retirement settlement charges and other store closing related costs) are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual and future financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

Change in Comparable Sales

The following is a reconciliation of the non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis, to GAAP comparable sales (i.e., on an owned basis), which the Company believes to be the most directly comparable GAAP financial measure.

13 Weeks

Ended

October 29,

2016

39 Weeks

Ended

October 29,

2016

Decrease in comparable sales on an owned basis (Note 1)........	(3.3%)	(4.0%)

Impact of growth in comparable sales of departments licensed to third parties (Note 2)........................................	0.6%	0.5%

Decrease in comparable sales on an owned plus licensed basis	(2.7%)	(3.5%)

Notes:

(1)  Represents the period-to-period change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties.

(2)  Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e. on an owned basis). The Company believes that the amounts of commissions earned on sales of departments licensed to third parties are not material to its results of operations for the periods presented.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

The following is a reconciliation of the non-GAAP financial measure diluted earnings per share attributable to Macy's, Inc. shareholders, excluding certain items, to GAAP diluted earnings per share attributable to Macy's, Inc., shareholders, which the Company believes to be the most directly comparable GAAP measure.

13 Weeks

Ended

October 29,

2016

39 Weeks

Ended

October 29,

2016

Diluted earnings per share attributable to Macy's, Inc. shareholders...................................................	$0.05	$0.46

Add back the pre-tax impact of impairments and other costs....	-	0.80

Add back the pre-tax impact of settlement charges..................	0.20	0.26

Deduct the income tax impact of impairments and other costs and settlement charges......................................	(0.08)	(0.41)

Diluted earnings per share attributable to Macy's, Inc. shareholders, excluding impairments and other costs and settlement charges.....................................	$0.17	$1.11

13 Weeks

Ended

October 31,

2015

39 Weeks

Ended

October 31,

2015

Diluted earnings per share attributable to Macy's, Inc. shareholders..................................................	$0.36	$1.56

Add back the pre-tax impact of impairments and other costs....	0.33	0.33

Deduct the income tax impact of impairments and other costs..	(0.13)	(0.13)

Diluted earnings per share attributable to Macy's, Inc. shareholders, excluding impairments and other costs........................................................................	$0.56	$1.76